SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      July 11, 2001
(Date of earliest event reported)  (July 11, 2001)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)



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Item 5.  Other Events

On July 11, 2001, the Registrant issued the following press release:

CTC Communications "Lights Up" Fiber Network in Southern New Hampshire

-New Hampshire Customers Now Have High Capacity Fiber Access to the PowerPath(SM) Network-

Manchester, NH, July 11, 2001-CTC Communications (NASDAQ NM: CPTL)- today announced that its fiber optic network in Southern New Hampshire is in operation and that it is now providing customers with high speed, fully redundant, fiber access to its PowerPathSM network. The company has colocated fiber access points in operation in Manchester, Keene, Dover, Nashua and Portsmouth that will serve customers in those communities and their surrounding areas.

CTC's metropolitan and local fiber implementation is included in its fully funded business plan and is one of the key components fueling the company's attainment of EBITDA positive results by year end 2001. It reduces the company's dependence on leased Verizon interoffice facilities, improves provisioning intervals from approximately 90 days to 30 days and significantly reduces network costs by minimizing leased facility expense and improving operating efficiency.

Existing southern New Hampshire customers will be moved from currently leased interoffice facilities to CTC's fiber and all new network customers will utilize this new fiber access to CTC's PowerPathSM network.
CTC purchased both long haul and metro/suburban dark fiber under 20 year Irrefutable Right of Use (IRU) Agreements in late 2000 and 2001 from a variety of dark fiber suppliers. The company is progressively taking delivery of this dark fiber, "lighting it up" using Cisco optronics and will be providing fiber access to its network in over 60 locations throughout the New England and Mid-Atlantic states by year end 2001.

Bob Fabbricatore, CTC's Chairman and CEO stated, "Moving the power of our packet-based PowerPathSM Network and readily available high level bandwidth progressively closer and closer to our customer's locations is a cornerstone of our marketing and technology plan. Owning and operating the underlying fiber in our network provides CTC with the tools to effectively manage network costs while keeping pace with escalating demand for bandwidth, new applications delivery and improved speed to market. Fiber is an all around winner and a key component of the Company's technology mosaic that enables rapidly increasing on-switch customers and moving to profitability."

About CTC Communications

CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing next generation technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 494,000 access lines as of March 31, 2001.

The Company's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast and an access line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the deployment and activation of SuperNodes, reduced operating costs, attainment of positive EBITDA and introduction of new products. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

                 #	#	#


Contact:		John Pittenger
		CTC COMMUNICATIONS
		781-466-1302  (t)
		pitt@ctcnet.com
		www.ctcnet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 11, 2001.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration